Exhibit 10.9
Copley MOA Coal Lease Option
Memorandum of Agreement

This memorandum of coal lease agreement, made and entered into on this the _____ day of ______________, 2003, by and between James Harris,_____________
Harris, Bascom Copley, Jr. Louella McDaniel, Romane______________, Eula Faye Copley, Howard D. Copley, and Joyce G. Conn, hereinafter referred to as Lessor and Eastern Land Development, LLC, whose address is P.O. Box 537, Betsey Layne, KY 41605, a Kentucky Limited Liability company, hereinafter called Lessee.
WITNESSETH: That for and in consideration of the mutual promises of the parties, the parties entered into a certain Lease Agreement dated October 9, 2003 and in the place of recording the aforesaid Lease Agreement, the parties have agreed to execute and record this Memorandum of Coal Lease Agreement. TERM
The term of this Lease shall be for a period commencing with the date first above written and continuing thereafter for a term of Three (3) years. If mining has commenced this agreement shall, however continue for so long as Lessee is mining and producing coal through or on the leased premises, or this lease is terminated by Lessee. Lessee shall have the right, after expiration or other termination of this Lease, regardless of the reason for termination, to enter upon the property for the purpose of reclaiming areas disturbed by its mining and otherwise complying with the requirements of any local, state or federal law, rule, regulation or ordinance.
RIGHTS GRANTED
Lessor hereby grants unto Lessee the exclusive right to mine and remove by any method of mining all the coal within all seams and veins of coal above and below drainage in, on and under those certain tracts or parcels lying on and under the Elk Creek area of Martin County Kentucky.
VALID AGREEMENT
The parties hereto acknowledge that the Lease Agreement of which this is a memorandum is a valid and binding Lease Agreement and that there is adequate and sufficient consideration between the parties for the validity of same.
The parties hereto acknowledge that the aforesaid Lease Agreement has been properly executed by the parties and that there has been a delivery and acceptance of same by the parties.

Signed this the 10th day of October, 2003
LESSEE:
Eastern Land Development, LLC
BY /s/Billy Reed
Billy Reed, Member

LESSORS:

/s/James F. Harris